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                                AGREEMENT OF SALE

      THIS AGREEMENT OF SALE (the "Agreement") is made as of the 21st day of April, 1997 (the "Execution Date") by and between BROWNSVILLE ASSOCIATES LIMITED PARTNERSHIP, a New Jersey limited partnership, having an office at 24 River Road, P. 0. Box 408, Bogota, New Jersey 076O3 (the "Seller") and NET 1 L.P., a Delaware limited partnership, or its assignee having an office at 355 Lexington Avenue, New York, NY 10017 (the "Buyer").

                               W I T N E S S E T H

ARTICLE 1. RECITALS

      1.01. The Property. Seller is the owner of certain real property consisting of approximately 7.927 acres of land and the buildings and improvements constructed thereon, situated in the County of Cameron, State of Texas, as more particularly described in Exhibit "A" attached hereto and made a part hereof. The aforesaid real property, buildings and improvements, together with the fixtures and mechanical and utility systems thereon, are hereinafter collectively called the "Property". The Property is subject to a lease with Wal-Mart Stores, Inc. ("Wal-Mart") pursuant to the terms of the following documents and agreements which are hereinafter collectively called the "Lease":

      a. Lease dated January 19, 1983 between State of California Public Retirement Systems ("Cal/Pers") as Lessor and Wal-Mart as Lessee;

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      b     Memorandum of Lease dated January 19, 1983 between Cal/Pers and
            Wal-Mart, filed for record January 19, 1983 in Volume 120, page 227 in the Miscellaneous Deed Records of Cameron County, Texas.

      c. Lease Assignment and Assumption Agreement dated September 23, 1985 from Cal/Pers to Seller filed for record September 30, 1985 in Volume 136, page 738 in the aforesaid records.

      d. Amendment to Lease dated January 19, 1983 by and between Cal/Pers and Walmart.

      e. Second Amendment to Lease dated January 19, 1983 by and between Cal/Pers and Walmart.

      The Property is subject to a Deed of Trust Note dated January 27, 1997 in the original principal amount of $2,413,106.05 (the "Note") from Seller to Principal Mutual Life Insurance Company ("Principal") secured by Deed of Trust, Security Agreement and Assignment of Rents (the "Mortgage") of even date therewith and further secured by an Assignment of Leases and Rents (collectively referred to herein as the "Obligations").

      True and correct photocopies of all of the documents constituting the Lease and the obligations have been delivered by Seller to Buyer and Buyer hereby acknowledges receipt thereof.

      1.02. Purpose. Seller desires to sell or cause the Property to be sold to Buyer and Buyer desires to purchase the same, subject to the Lease and, subject to the provisions of Section 3.03, the Obligations.


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      NOW, THEREFORE, in consideration of the Property and of the mutual covenants and agreements contained herein, and other good and valuable consideration, the mutual receipt and legal sufficiency of which is hereby acknowledged, Buyer and Seller hereby covenant and agree as follows:

ARTICLE 2. SALE AND PURCHASE

      2.01. Sale and Purchase. Seller agrees to sell and convey and Buyer agrees to purchase all of Seller's right, title and interest in and to the Property together with (i) all right, title and interest in and to the Lease, (ii) all right, title and interest, if any, in and to any land lying in the bed of any street, road, or avenue, open or proposed, in front of or adjoining the Property, to the centerline thereof, (iii) rights of way or passageways appurtenant to or benefiting the Property, (iv) any award made or to be made on account of any taking of any portion of the Property by any public purpose organization or entity and any award made for damages to the Property or any part thereof by reason of change of grade or the closing of any street, road or avenue, (v) all strips and gores, if any, abutting or adjoining the Property, and (vi) all other rights, benefits and privileges appurtenant to or benefiting the Property. Seller shall execute, acknowledge and deliver to Buyer, at Closing as hereinafter defined, all proper instruments for the assignment and collection of any award covered by (iv) above.

      2.02. Purchase Price. The purchase price for the Property shall be equal to the sum of THREE MILLION FIVE HUNDRED AND TWENTY-


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FIVE THOUSAND and 00/100 DOLLARS ($3,525,000.00) (the "Purchase Price"). The
Purchase Price shall be paid to Seller by Buyer in the following manner:

      a)    The Independent Consideration and-the Deposit.

            Buyer shall deliver to Seller upon execution of this Agreement a non-refundable payment in the amount of ONE HUNDRED DOLLARS ($100.00) (the "Independent Consideration") as Buyer's independent consideration for the execution and delivery of this Agreement, which Independent Consideration shall be retained by Seller in the event the Closing (hereinafter defined) fails to occur for any reason or for no reason. In no event shall the Independent Consideration be returned to Buyer or be included in the Deposit.

      A ONE HUNDRED THOUSAND and 00/100 DOLLAR ($100,000.00) earnest money deposit shall be delivered by Buyer to Commonwealth Land Title Insurance Company, 8 Penn Center, Philadelphia, Pennsylvania 19103, Attention: Gary Sternick (the "Escrow Agent") or to such other Escrow Agent mutually agreed upon by Buyer and Seller upon the execution of this Agreement, to be held in an interest bearing account pending the Closing, which deposit shall be non-refundable except as hereinafter described (the "Deposit").

      (i) The Escrow Agent shall hold the deposit in direct obligations of the United States of America or any instrumentality or agency of the United States of America, or obligations guaranteed as to the payment of principal and interest by the United States of America, or interest bearing certificates of


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deposit or money market deposit account insured as to the payment of principal and interest by the FDIC. The Deposit shall be distributed as follows:

            (aa) In the event the purchase and sale of the Property closes as contemplated by this Agreement, the Escrow Agent shall pay the Deposit plus any accrued interest to Seller at Closing and the entire sum shall be credited against the Purchase Price.

            (bb) In the event that (i) Seller has performed all of its obligations hereunder and all of the preconditions to Closing have been satisfied or waived (including but not limited to those set forth in Article 3) and the Closing does not occur because Buyer violates or fails to perform any of the terms or conditions of this Agreement, or (ii) in the event Buyer willfully violates or fails to perform its obligations hereunder, then, after not less than five (5) business days notice to Buyer, the Deposit plus any accrued interest shall be paid to and retained by Seller as liquidated damages, which shall be the sole remedy of Seller for such breach, and this Agreement shall be null and void and neither party shall have any further obligation to the other hereunder.

            (cc) If Seller shall be unable to sell and convey the Property in accordance with the terms, covenants and conditions of this Agreement for any reason whatsoever (other than the exercise by Wal-Mart of its Preferential Right to Purchase pursuant to Section 20 of the Lease and other than Seller's willful refusal to convey title to the Property), then the Deposit plus any accrued interest shall be returned to Buyer together with an amount equal


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to Buyer's third party due diligence and legal expenses, not to exceed $5,000.00 in the aggregate and thereafter neither party shall have any further obligations hereunder, other than those, if any, which specifically survive the termination of this Agreement.

            (dd) If Seller shall be unable to sell and convey the Property in accordance with the terms, covenants and conditions of this Agreement because of the exercise by Wal-Mart of its Preferential Right to Purchase pursuant to
Section 20 of the Lease, then the Deposit plus any accrued interest shall be returned to Buyer together with an amount equal to Buyer's third party due diligence and legal expenses, not to exceed $15,000.00 in the aggregate and thereafter neither party shall have any further obligations hereunder, other than those, if any, which specifically survive the termination of this Agreement.

            (ee) In the event that Seller willfully refuses to convey title (as distinguished from its inability to satisfy conditions for which it is responsible), Buyer shall have the right to either (i) require the Deposit plus any accrued interest to be returned to it together with an amount equal to Buyer's third party due diligence and legal expenses not to exceed $5,000.00 in the aggregate or (ii) pursue its remedies in law and equity, including without limitation, a suit for specific performance and/or monetary damages.

      b) The Cash Purchase Price or the remainder of the Purchase Price, as the case may be, shall be paid by cash, wire transfer or any other immediately available funds at Closing.


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ARTICLE 3. CONDITIONS PRECEDENT TO CLOSE

      The obligation of the parties hereto to each other and to otherwise perform their respective obligations hereunder shall be subject to the following being completed at or prior to Closing or within such time frame as is specifically designated below:

      3.1. Limited Partner Consent. Buyer acknowledges that it understands that Seller is a limited partnership and that under its Partnership Agreement, the general partner is required to obtain the consent of a majority-in-interest of the limited partners of Seller for the Partnership to proceed with the transaction contemplated by this Agreement. Therefore, all of Seller's obligations under this Agreement are entirely subject to its obtaining the consent of a majority-in-interest of the limited partners of Brownsville Associates Limited Partnership. Seller shall use its best efforts to obtain such consent within twenty-one (21) days of the full execution and delivery of this Agreement. If Seller is unable to obtain such consent this Agreement shall be deemed cancelled in which event the provisions of Section 2.02(a)(i)(cc) shall apply and this Agreement shall be null and void and neither party shall have any further obligations to the other hereunder.

      3.02. Wal-Mart Waiver. The obligations of Buyer to buy and of Seller to sell the Property are subject to Wal-Mart's Preferential Right to Purchase Option contained in Section 20 of the Lease. Immediately upon execution and delivery of this Agreement to Seller, Wal-Mart's waiver of this right will be sought


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by delivery to Wal-Mart of the letter attached hereto as Exhibit C. In the event
Wal-Mart exercises its Preferential Right to Purchase Option, then this Agreement shall be null and void, of no further force and effect, the provisions of Section 2.02(a)(i)(dd) shall apply and all obligations of the parties hereto to each other shall cease.

      3.03. Assumption or Payoff of Obligations/Mortgagee Consent. On or before 20 days after the full execution and delivery of this Agreement, Buyer shall notify Seller in writing whether Buyer elects (1) to assume the obligations at the Closing, or (2) to require Seller to pay off the obligations at the Closing. In the event that Buyer falls to timely send written notice to Seller with respect to such option, then Buyer shall have elected to require Seller to pay off the Obligations at the Closing for all purposes. If Buyer elects (or is deemed to have elected) that Seller pay off the obligations pursuant to this
Section 3.03, then, at the Closing, Seller shall cause the obligations to be paid in full and the Mortgage and all other documents evidencing and securing the obligations to be released and discharged of record.

      In the event that Buyer sends written notice to Seller electing to assume the Obligations on the Closing Date (if, and only if, the Closing occurs), then, Seller shall deliver to Buyer a writing in recordable form which, to the satisfaction of Buyer, indicates (a) that Mortgagee consents to this transfer;
(b) that all references to Seller and its affiliates shall be deemed deleted from the Mortgage and Buyer or its Assignee shall be substituted in


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its place; (c) the outstanding principal balance due under the Note; (d) that there are no events of default outstanding with respect to the Obligations and no event which with the passage of time or giving of notice or both would constitute an event of default under any of the obligations; and (e) that upon the Closing, Seller shall assign to Buyer or its Assignee and, Buyer or its Assignee shall assume, all of Seller's rights, duties and obligations under the obligations as modified pursuant to this section with respect to the Property from and after the Closing. The foregoing instrument is hereinafter referred to as the Mortgage Consent and Assignment and Assumption Agreement or "Mortgage Agreement" in substantially the form attached hereto as Exhibit E. Subject to
Section 3.09, any fees or expenses related to obtaining the Mortgage Agreement from the Mortgagee of the Mortgage or otherwise incurred in obtaining the consent of the holders shall be borne by Seller. In the event Buyer is not satisfied with the form of Mortgage Agreement that Mortgagee is willing to deliver then Seller shall have the right to satisfy its debt to Mortgagee at Closing.

      3.4. Title. Title to the Property shall be (a) good and marketable and free of all liens, encumbrances, restrictions, easements and rights of others of record but shall be subject to the permitted title exceptions, shown of record and approved by Buyer, none of which shall inhibit or prohibit the use and operation of the Property as it is being used and operated on the Closing Date (collectively the "Permitted Encumbrances"), and (b) insurable as aforesaid at regular standard rates pursuant to a Form


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insurable as aforesaid at regular standard rates pursuant to a Form T-1 Owner's
Policy of Title Insurance with the survey deletion endorsement and in an amount equal to the Purchase Price (such policy with such endorsement, the "Title Policy").

      Without in any way limiting the generality of the foregoing, Seller covenants and agrees to satisfy, release and discharge of record that certain Deed of Trust, dated September 27, 1985 and recorded in Volume 1210, page 705 in the County Clerk's Office of Cameron County, Texas, as modified by (i) Note and Deed of Trust Modification Agreement dated September 27, 1985 recorded in Volume 1210, page 738 of such office, (ii) Second Note Modification Agreement dated October 14, 1985 and (iii) Wraparound Note and Mortgage Assignment, Assumption and Modification Agreement, dated January 1, 1992, recorded in Volume 2353, page 286 of such office.

      If title to the Property cannot be conveyed to Buyer at the time of Closing in accordance with the requirements of this Agreement, then Buyer shall have the option:

            a) of taking such title as Seller can cause to be conveyed and/or waiving the unfulfilled condition, without abatement of the Purchase Price (except that any existing encumbrance on the Property securing a monetary obligation created or incurred by Seller or Tenant shall be required to be removed forthwith by the payment of the precise amount due and owing, not including any premium, and discharged by Seller from the proceeds of the Purchase Price), whereupon the parties hereto shall consummate the transaction as contemplated and the provisions


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relating to the condition of title shall be deemed waived by Buyer; or

            b) of terminating this Agreement by written notice to Seller, whereupon this Agreement shall be deemed terminated as of the date of such notice, the provisions of Section 2.02(a)(i)(cc) shall apply, and neither Seller nor Buyer shall be further obligated to the other.

      3.05. Survey. Seller shall deliver to Buyer an ALTA survey of the Property dated after the effective date of this Agreement, certified to Buyer and Escrow Agent showing metes and bounds of the Property and describing and locating the Permitted Encumbrances.

      3.06. Environmental Compliance. Seller shall provide Buyer with evidence, in the form of a Phase I Environmental Assessment dated after the date hereof and made for Buyer's direct benefit, that the Property is not subject to the presence of any hazardous substance, material or waste which would render the Property environmentally defective. In the event the Phase I Environmental Assessment is not satisfactory to Buyer, Buyer shall have the right, at its sole cost and expense to order a Phase II Environmental Assessment. In the event Buyer determines that the Phase II Environmental Assessment is unsatisfactory, Buyer shall immediately notify Seller, whereupon this Agreement shall be terminated, the Deposit and any interest earned thereon shall be returned to Buyer and neither party shall be further obligated to the other.


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      3.07. Deed. The deed conveying the Property to Buyer shall be a special warranty deed in proper form for recording in the State of Texas and shall be duly executed and acknowledged so as to convey to Buyer fee simple title to the Property subject only to the Permitted Encumbrances (the "Deed").

      3.08. Contingency Date. Seller shall deliver to Buyer the Wal-Mart Waiver Title Commitment (which shall include complete and legible copies of all recorded and unrecorded documents referenced therein), Survey, Environmental Assessment and notice of receipt of the limited partner's consent in accordance with Sections 3.01, 3.02, 3.04, 3.05 and 3.06 hereof. If Buyer shall consider any of such items as unsatisfactory, then Buyer must notify Seller of its specific objection within seven (7) days of receipt thereof provided that with respect to title, it shall be seven (7) days after Buyer's receipt of the later of the Survey or the Title Commitment. Seller shall then have fifteen (15) days to cure such objection to the reasonable satisfaction of Buyer, unless Seller notifies Buyer that it will require additional time to cure the objection, which additional time cannot exceed fifteen (15) days, unless otherwise agreed by the parties, at the end of which period the specific condition precedent will be satisfied, unless waived without any adjustment to the Purchase Price or deemed unsatisfied by Buyer. In the event any condition is unsatisfied, the provisions of Section 2.02(a)(i)(cc) shall apply, this Agreement shall be null and void and neither party shall have any further obligations to the other hereunder. The date by which all such


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items listed above shall be delivered to Buyer shall be hereinafter referred to as the "Contingency Date" which the parties hereto agree shall be on or before thirty (30) days after the Execution Date.

      3.09. Transfer Fee/Yield Maintenance Fee.

            (a) In the event Buyer timely elects to assume the obligations in accordance with Section 3.03, then, at the Closing (1) seller shall pay to the Mortgagee the lesser of (i) an amount equal to the one percent (1%) transfer and assumption fee set forth in the Mortgage (the "Transfer Fee Amount"), and (ii) the amount which would have been payable by Seller under the Mortgage as a yield maintenance fee if Seller had paid off the Obligations at the Closing (such amount, the "Yield Maintenance Amount"), and (2) Buyer shall pay to the Mortgagee the amount by which the Transfer Fee Amount exceeds the Yield Maintenance Amount, if any.

            (b) In the event that the Yield Maintenance Amount exceeds the Transfer Fee Amount (the amount of such excess, the "Yield Amount Excess"), then Seller shall retain such Yield Amount Excess.

ARTICLE 4. CLOSING AND ESCROW

      4.1. Escrow Instructions. This Agreement, together with any "General Provisions" on Escrow Agent's standard preprinted form of escrow instructions, shall serve as the instructions to Escrow Agent for consummation of the purchase and sale contemplated hereby. In the event Escrow Agent fails to timely execute and deliver counterparts of this Agreement and any supplemental


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instructions in a timely manner, either Buyer or Seller may substitute as Escrow
Agent hereunder any other title or escrow company reasonably acceptable to the other which is willing to so execute and deliver this Agreement. Seller and Buyer agree to execute such additional and supplemental escrow instructions as may be appropriate to enable the Escrow Agent to comply with the terms of this Agreement; provided, however, that in the event of any conflict between the provisions of this Agreement and any supplemental escrow instructions, including such General Provisions, the terms of this Agreement shall control, unless the parties hereto specifically state that the same is meant to modify this Agreement. The date that Escrow Agent accepts this Agreement shall be deemed the date of "Opening of Escrow".

      4.02. Closing. The Closing shall occur by mail through the Escrow Agent or at such offices and in such manner as the parties may mutually agree. Subject to
Section 6.01(i), the Closing shall occur on the later to occur of (a) fourteen
(14) days after the Contingency Date, and (b) subject to Section 6.01(l), two
(2) business days after the delivery by Mortgagee of the executed Mortgage Agreement. The words "Close", "Closing Date" or "Closing" shall mean the time of recordation of the Deed, Lease Assignment and Assumption Agreement and the Mortgage Agreement, if Buyer timely elects to assume the Obligations.

ARTICLE 5. PROPATIONS AND APPORTIONMENTS

      5.1. Any rents paid or payable under the Lease and, if the Obligations are timely assumed by Buyer, interest on the


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Obligations paid by Seller shall be prorated or adjusted as of the date of
Closing. Notwithstanding the foregoing, Buyer and Seller agree that the entire percentage rent due to Seller for the Wal-Mart fiscal year ending January 31, 1998 shall be paid to Buyer. This Article 5.01 shall survive Closing.

      5.02. Seller shall pay for all transfer and deed taxes, recording charges, documentary stamps, survey preparation, Phase I Environmental Assessment, title search and examination fees, premium for the Title Policy and, subject to
Section 3.09, any transfer fees due the Mortgagee. Buyer and Seller shall each pay its own legal fees.

ARTICLE 6. DELIVERY OF DOCUMENTS

      6.01. Additional Documents to be Delivered by Seller. Seller shall deliver the following documents to Buyer at or prior to Closing as a condition of Buyer's obligation to complete Closing hereunder:

            a) Estoppel Letter;

                  (i) An Estoppel Letter dated no earlier than thirty (30) days prior to Closing and Waiver of Preferential Right to Purchase from Wal-Mart signed by an authorized officer, substantially in the form attached hereto as Exhibits "B" and "C".

                  (ii) If Buyer timely elects to assume the Obligations, an Estoppel Letter dated no earlier than thirty (30) days prior to Closing and consents from Mortgagee signed by authorized officers, substantially in the form attached hereto as Exhibit D.


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            (b) Plans and Specifications; Any set of plans and/or working drawings pertaining to the construction of the building and improvements which are in possession of Seller.

            c) Title Policy; The Title Policy dated the Closing Date issued by the Escrow Agent, showing title to be as described in Section 3.04 above.

            d) Cash, Deed, Assignment and Assumption of Lease; At Closing, Buyer shall wire transfer the Cash Purchase Price or the remainder of the Purchase Price, as the case may be, to Escrow Agent. At that time, Seller shall cause Escrow Agent to record and deliver to Buyer (i) the Deed; (ii) the Lease Assignment and Assumption Agreement; and (iii) if Buyer timely elects to assume the obligations, the Mortgage Agreement. Upon recordation of the aforesaid documents, Escrow Agent shall be authorized and directed to release the Cash Purchase Price, as adjusted, to or at the direction of Seller and in accordance with the provisions of this Agreement.

            e) Warranties and Guarantees; An assignment (subject to any rights of Wal-Mart therein) by Seller to Buyer of any remaining warranties or guarantees of any general contractors, subcontractors, materialmen and equipment suppliers performing any work on, or supplying any material to, the Property, together with the original, executed copies of any such warranties and guarantees in possession of Seller.

            f) Licenses and Permits; An assignment of all transferable licenses, permits, certificates and approvals, if any,


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existing in connection with the Property, to the extent that any such items have not already been assigned to Wal-Mart pursuant to the Lease.

            g) Environmental Compliance; Evidence in the form of a Phase I Environmental Assessment dated after the date hereof and made for Buyer's direct benefit that the Property is not subject to the storage, disposition or presence of any hazardous substance, material or waste which would render the Property environmentally defective.

            h) Lease; The original executed documents, or if unavailable, certified copies constituting the Lease, together with a Lease Assignment and Assumption Agreement substantially in the form attached hereto as Exhibit "E".

            i) Survey; An ALTA As-Built Survey dated December 16, 1996, redated, revised and certified to Buyer and the title company.

            j) FIRPTA Certificate; An executed FIRPTA Certificate.

            k) Tenant Notice; Seller will deliver an executed notice to Wal-Mart of the completion of the sale and directing Wal-Mart to pay all rent and other payments thereafter due under the Lease at the direction of Buyer, including percentage rents due under the Lease for the fiscal year ending January 31, 1998.

            l) Mortgage Agreement; In the event Buyer timely elects to assume the Obligations pursuant to Section 3.03, then, if Seller has received the executed Mortgage Agreement from the Mortgagee, Seller shall deliver such document, together with originals of, or


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certified copies of, all of the documents evidencing or securing the obligations to the Closing. In the event the Mortgage Agreement is not received by Seller on or before fourteen (14) days after the Contingency Date, then Seller shall have the option to adjourn or postpone the Closing for up to sixty (60) days after the Contingency Date. If the Mortgage Agreement is not received by Seller on or before the date designated by Seller, from time to time, as the final Closing Date (which date shall not extend beyond sixty (60) days after the Contingency
Date) then, Section 2.02(a)(i)(cc) shall apply for all purposes. If Buyer elects (or is deemed to have elected) for Seller to payoff the Obligations pursuant to
Section 3.03, then, Seller shall deliver evidence that the Mortgage will be released on the Closing Date.

      6.02. Documents to be Delivered by Buyer. Buyer shall deliver to Seller at closing:

            a) An executed Lease Assignment and Assumption Agreement substantially in the form attached hereto as Exhibit "E".

            b) An executed Mortgage Agreement, if Buyer timely elects to assume the Obligations.

            c) Such other documents as the Holders may reasonably require.

ARTICLE 7. REPRESENRATIONS

      7.1 Seller's Warranties. Seller warrants, covenants and represents to Buyer as follows, all of which warranties, covenants


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and representations are and shall be true and correct as of the date of this
Agreement and shall be true and correct as of the Closing:

            a) Seller is a limited partnership duly organized and existing under and by virtue of the laws of the State of New Jersey, and has full power and authority to enter into this Agreement and to perform its obligations hereunder. The limited partnership agreement of Seller provides the general partner, DVL, Inc., with authority to execute any and all documents necessary for this transaction assuming limited partner consent in accordance with Section 3.01 hereof is obtained. DVL, Inc. is a corporation duly organized, existing and in good standing under and by virtue of the laws of the State of Delaware and has full power and authority to enter into this Agreement as general partner of Seller and to perform its obligations hereunder.

            b) (i) Except for those documents constituting the Lease, there are no other agreements, understandings or promises, oral or written, between Seller and Wal-Mart relating to the Property, and no outstanding contracts or leases entered into by Seller relating to the use, occupancy, maintenance or otherwise relating to the Property.

                  (ii) The copy of the Lease delivered by Seller to Buyer is a true, accurate and complete copy of the Lease and has not been further modified or amended. Seller will not modify the Lease after the date of this Agreement without the prior written consent of Buyer. The Lease is in full force and effect other


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than Wal-Mart, there are no tenants, occupants or other parties having any right or option to occupy the Property or any portion thereof.

                  (iii) There has been no default by Wal-Mart in the payment of rent or any other sum of money under the Lease, nor to the knowledge of Seller has there been any default by Wal-Mart in the performance of any other covenant, agreement or condition contained in the Lease. There are no sums to be credited to Walmart or any setoffs against rent which may be claimed by Wal-Mart by reason of any alterations, rental allowances, repairs, free rent or otherwise, and Wal-Mart has not paid Seller any deposit or sum as security under the Lease. Wal-Mart has no renewal options, purchase options or rights of first refusal with respect to the Property except as shown in the Lease. No rents under the Lease have been prepaid other than for the current month and Seller will not accept any prepayment of rent, other than for the then current month, after the date hereof. Except for the obligations, neither the Lease nor the rents payable thereunder have been assigned, pledged or otherwise encumbered that will not be removed prior to the Closing. No broker or other intermediary is entitled to receive any leasing, brokerage or other compensation cut out of, or with respect to, rents under the Lease.

                  (iv) All obligations of Seller as lessor under the Lease which shall have accrued at or prior to the Closing will have been performed at or prior to the Closing. Seller has taken no action which would constitute a default under the Lease or which,


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with notice or passage of time or both, would constitute a default under the
Lease.

            c) (i) The copies of the Obligations delivered by Seller to Buyer are true, correct and complete copies thereof and have not been further modified or amended. Seller will not modify or amend the Obligations after the date of this Agreement without the prior written consent of Buyer.

                  (ii) Seller has taken no action which would constitute a default under the Obligations, or which, with notice or passage of time or both, would constitute a default under the obligations. Seller shall, between the date hereof and the date of closing, fully comply with all of the terms and conditions to be performed under the Obligations. All duties, responsibilities and agreements of Seller under the Obligations which shall have accrued at or prior to the Closing shall have been performed at or prior to the Closing. To the best of Seller's knowledge, there has occurred no default by the Mortgagee in the performance of any of their respective obligations under the obligations.

            d) No assessments for public improvements have been made against the Property which remain unpaid and Seller has no knowledge and has received no notice of any proposed assessment for public improvements.

            e) Seller has no knowledge of any action, suit or proceeding pending, threatened against or affecting the Property or any portion thereof (including but not limited to a pending or threatened, or contemplated condemnation of the Property), or relating to or arising out of, the ownership, management or operation of the Property.

            f) There are no outstanding, uncured notices issued by any municipal or other governmental authority, or by any insurance carrier which has issued a policy with respect to the Property, requiring or calling attention to the need for any work, repairs, construction or installation on, about, or in connection with the Property.

            g) The Property is properly zoned (or any variances required have been properly obtained) for the operation of the building and improvements presently being operated thereon, and all necessary governmental consents, permits and approvals for such use and operation have been obtained. Neither the execution of this Agreement nor the conveyance to be made pursuant hereto constitute a subdivision or require any consent, approval or permit of any governmental authority.

            h) To the best of Seller's knowledge without conducting any independent investigation, the building and improvements constructed on the Property are presently in good order and repair, the roof is free from leaks and there currently are no maintenance or repair contracts pending or in progress relating to the Property.

            i) At the Closing, Buyer (as to the Property) and the Property will be free of any employment, management, equipment, supply or maintenance contracts which in any way affect the Property and Buyer shall be under no obligations to hire, or recognize any responsibility to, any person, persons or companies employed by Seller in connection with the operation of the Property. Notwithstanding the aforesaid, Seller makes no representation or warranty with respect to any contracts made by Wal-Mart.

            j) At the Closing, there will be no debts, liabilities or obligations of Seller arising from the ownership and operation of the Property, including, but not limited to, salaries, taxes, rates, levies and assessments which may entitle any third party to file any lien(s) or charge(s) against the Property.

            k) To the best of Seller's knowledge, without any independent investigation, all water, sewer, gas, electric, telephone and drainage facilities, and all other utilities required by law or by the normal operation of the Property are installed to the Property lines and connected to the Property with valid permits and are adequate to service the Property so as to permit full compliance with all existing requirements of law and normal usage of the improvements. To the best of Seller's knowledge, without any independent investigation, all electrical, mechanical, plumbing and similar systems on the Property are in good repair and working order.

            l) The Closing contemplated by this Agreement will not constitute or result in any default or event that with notice or lapse of time, or both, would be a default, breach or violation of any lease, mortgage, deed of trust, covenant or other agreement, instrument or arrangement by which Seller or the Property is bound.

Seller is not in default under any notice, evidence of indebtedness, lease, contract, license, undertaking or other agreement where the liability thereunder might adversely affect Seller's liability to perform its obligations under this Agreement.

            m) Seller will pay all bills and claims in connection with the construction or any repair of any improvements for work done prior to Closing. Seller shall have the right to contest the same, but shall not allow any lien foreclosure to be consummated on the Property or any part thereof or interest therein with respect to any such bill or claim. If any claim is contested, Seller shall deposit cash, bond, or letter of credit with the Title Company, sufficient to satisfy such lien and to cause the Title Company to affirmatively insure against collection thereon, and the closing will proceed as though the lien(s) was (were) satisfied.

            n) To the best of Seller's knowledge without conducting any independent investigation, Seller has all of the necessary licenses, permits, easements and rights-of-way for the conduct and operation of the Property for the purposes for which they will be conducted and operated pursuant to the Lease.

            o) If prior to Closing, Seller becomes aware of any fact or circumstance which would change a representation or warranty, then Seller will immediately give notice of such changed fact or circumstance to Buyer, but such notice shall not relieve Seller of its liabilities or obligations with respect thereto. At Closing, Seller shall be deemed to state that all of the representations and warranties contained in this Section 7.01 are true and correct as of the Closing, except as to facts, if any, concerning which Buyer was notified.

ARTICLE 8. MISCELLANEOUS

      8.01 Brokers. Seller and Buyer each warrant and represent to the other that the only brokers they have dealt with in connection with this transaction are Progressive Properties, Inc., 487 Woodmen Road, Suite 105, Colorado Springs, CO 80919, Atty: Pichard M. Terzian (the "Broker"). A total commission of $15,000 shall be paid to the Broker by Seller at Closing, subject however to a separate agreement by and between Seller and Broker. In the event that any other claim is asserted by any other person, firm or corporation, whether a broker or otherwise, claiming a commission and/or finder's fee in respect to this transaction resulting from any act, representation or promise of Buyer or Seller, as the case may be, the party making such representation or promise or committing such act shall indemnify and save harmless the other from all loss, costs or expenses caused by any such claim.

      8.02. Damage or Destruction. Between the date hereof and Closing, Seller assumes the full risk for any damage or destruction to the Property by fire or the elements. The cost of the work of restoring, rebuilding, repairing and replacing shall be borne by Seller, at its sole cost and expense, prior to the Closing. Seller shall have an affirmative obligation to repair or cause the repair of the damage or destruction referred to herein, but, in the event that any damage or destruction to the Property cannot be repaired by the Closing, Buyer may, at its election: a) consummate the purchase contemplated hereunder by paying the Purchase Price herein set forth less only the amount of any deductible under Seller's policy of insurance, with Buyer either (i) receiving the proceeds of any insurance paid in connection with such damage or (ii) receiving the affirmative undertaking of Wal-Mart that it is repairing and restoring the Property at its sole cost and expense; or b) cancel this Agreement by written notice to Seller, in which case the Deposit plus any accrued interest shall be immediately returned to Buyer without offset and neither of the parties hereto shall have any further liability or obligation hereunder.

      8.03. Condemnation. If, prior to Closing, all or any part of the Property shall be condemned by governmental or other lawful authority, then this Agreement shall be null and void, the deposit and interest accrued thereon shall be returned to Buyer, and neither party shall have any further liability hereunder. If prior to Closing, all or any part of the Property shall be subject to a threat of condemnation by governmental or other lawful authority, then Buyer may, at its election, cancel this Agreement, in which event the Deposit plus any accrued interest shall be returned to Buyer without offset and neither party shall have any further liability hereunder.

      8.04. Notices. All notices, demands or other communications which are required or permitted to be given hereunder shall be in writing and shall be personally delivered or sent by registered or certified mail, postage prepaid, return receipt requested, or by telecopy or Federal Express or similar delivery service, addressed to the respective parties as follows:

      If to Seller:
            Brownsville Associates Limited Partnership
            24 River Road
            P. 0. Box 408
            Bogota, New Jersey 07603
            Attention: Peter Gray

      with a copy to:
            c/o DVL, Inc.
            24 River Road
            P. 0. Box 408
            Bogota, New Jersey 07603
            Attention: General Counsel

      If to Buyer:
            Net 1 L.P.
            c/o The LCP Group
            355 Lexington Avenue
            New York, NY 10017
            Attention: Richard Rouse, President

      with a copy to:
            Paul, Hastings, Janofsky & Walker
            399 Park Avenue
            New York, New York 10022

            Attention: Richard C. Hamlin, Esq.

or to such other address as either party may from time to time designate by notice to the other given in accordance with this section. Notice shall be deemed to have been given upon the receipt thereof in the case of personal delivery, or upon deposit in the U.S. mail in the case of mailing, or upon delivery to the delivery service in the case thereof.

      8.05. Right to Assign Agreement. Buyer shall assign its rights under this Agreement to a single purpose entity which may be a subsidiary of Buyer or Lexington Corporate Properties, The LCP Group, East Wells Corporation or Net 2 L.P. without the consent of

Seller. The term "Buyer" as used herein shall be deemed to include any assignee of Buyer.

      8.06. Exculpation. This Agreement is executed by the authorized representatives of Buyer and Seller, not individually. All persons dealing with Buyer or Seller must look solely to the assets of Buyer or of Seller for the enforcement of any claim against it. The obligations hereunder are not binding upon, nor shall resort be had to, the private property of any of the partners, directors, officers, advisors, employees or agents of Buyer or Seller.

      8.07. Interpretation. This Agreement shall be governed by the laws of the State of Texas. The captions of articles, sections and subsections used in this Agreement are for convenience only. The singular shall include the plural, and the masculine, feminine and neuter genders shall include the others. The provisions hereof shall be binding upon and inure to the benefit of the successors and assigns of Seller and Buyer. In the event any portion of this Agreement shall be declared by any court of competent jurisdiction to be invalid, illegal or unenforceable, such portion shall be deemed severed from this Agreement, and the remaining parts hereof shall remain in full force and effect, as fully as though such invalid, illegal or unenforceable portion had never been part of this Agreement.

      8.08. Additional Documents. From time to time prior to and at the Closing, each party shall execute and deliver such instruments of transfer and other documents as may be reasonably requested by the other party to carry out the purpose and intent of this Agreement. Any amendments to this Agreement must be in writing signed by all parties hereto. Any waivers provided for in this Agreement must be made in writing by the party to be bound thereby.

      8.09. No Recording. This Agreement shall not be lodged for record in any place or office of public record. If Buyer records this Agreement, Seller, at its option, may cancel this Agreement and retain the deposit as liquidated damages; provided, however, the filing or recording of this Agreement as part of any proceedings instituted in any court of proper jurisdiction to enforce the provisions of this Agreement shall not be deemed a breach of this Section 8.09.

      8.10. Property Sold "As Is". Except as otherwise provided herein, Buyer is purchasing the Property "as is, where is, with all faults".

      8.11. Binding Effect. This Agreement shall be binding upon and shall benefit the parties hereto and their respective heirs, successors and assigns.

      8.12. Attorney's Fees. In the event the Closing fails to occur and either Seller or Buyer shall commence legal proceedings for the purpose of enforcing
Section 2.02(a) and/or Section 8.01, then the successful party in such proceeding shall be entitled to reasonable attorney's fees and costs as determined by the court. In the event the Closing occurs and either Seller or Buyer shall commence legal proceedings with respect to a breach of any term or provision of Article 7 or Section 8.01, then the successful party in such proceeding shall he entitled to reasonable attorney's fees and costs as determined by the court.

      8.13. Dependency and Survival of Provisions. The respective warranties, representations, covenants, agreements, obligations and undertakings of Seller and Buyer hereunder shall be construed as dependent upon and given in consideration of those of the other party, and shall survive the Closing and the delivery of the Deed.

      8.14. Publicity. Prior to Closing, Buyer and Seller agree that no press release or other public disclosure shall be made by it or any of its agents concerning this transaction without the prior written consent of the other party. This provision shall not be deemed to prohibit governmentally required disclosures.

      8.15. Entire Agreement. This Agreement, including the Exhibits annexed hereto, represents the entire agreement between the parties with respect to the Property, and may not be modified or terminated except by agreement, in writing, signed by the parties. There are no representations, agreements, arrangements, or understandings, oral or written, relating to the subject matter which are not fully expressed herein.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement of Sale the day and year first above written.

                                   SELLER:
                                   BROWNSVILLE ASSOCIATES LIMITED PARTNERSHIP
                                   By: DVL, Inc.,
                                   general partner

WITNESS:


                                   By:
                                       --------------------------------------
----------------------                   Joyce Helman,
(Corporate Seal)                         Asst. Vice President

                                   BUYER:
                                   NET 1 L.P.

                                   By:   Lepercq Net I L.P.
                                   By:   Lepercq Net I Inc.

ATTEST:


                                   By:
                                       --------------------------------------
----------------------                   Name:  Antonia G. Trigiani
(Corporate Seal)                         Title: Vice President

STATE OF NEW JERSEY     )
                        )  ss.:
COUNTY OF BERGEN        )

      Before me, a Notary Public, in and for said State and County, personally appeared Joyce Helman, known to me to be the person, who, as an Asst. Vice President of DVL, INC., general partner of BROWNSVILLE ASSOCIATES LIMITED PARTNERSHIP, the corporation which executed the foregoing instrument, signed the same, and acknowledged to me that he signed said instrument in the name and upon behalf of said corporation, as his free act and deed; that he was duly authorized by the board of directors of said corporation.

      In witness whereof, I have subscribed my name this 21st day of April, 1997.


                                  ----------------------------------------
                                  Notary Public
(Seal)

                                  My commission expires:__________________

                                          JODY L. WINSICK-SOLURI
                                          Notary Public.  State of New Jersey
                                          No. 2193991
                                          Qualified in Bergen County
                                          Commission Expires September 15.2001

STATE OF NEW York       )
                        )  ss.:
COUNTY OF NEW YORK      )

      Before me, a Notary Public, in and for said State and County, personally appeared Antonia G. Trigiani, known to me to be the person who as Vice President of Lepercq Net 1 Inc., the corporation which executed the foregoing instrument, signed his name, and acknowledged to me that he signed said instrument in the name and on behalf of said corporation, as his free act and deed, that he was duly authorized by the board of directors of said corporation.

      In witness whereof, I have subscribed my name this 18th day of April, 1997.


                                  ----------------------------------------
                                  Notary Public
(Seal)

                                  My commission expires:__________________

                                          DAWN M. SCHOENIG
                                          Notary  Public, State of New York
                                                 No. 52-4900811
                                          Qualified in Suffolk County
                                          Commission Expires August 3, 1997

                                    EXHIBITS

A.    Legal Description

B.    Tenant Estoppel

C.    Tenant Waiver

D.    Assignment and Assumption of Lease

E.    Mortgage Agreement

                                    EXHIBIT A

                                    D-751340

Being a tract or parcel of land containing 7.9264 acres (called 7.927 acres) more or less, located in the Trevino Canales Banco, Number 5 in Share 22, Espiritu Santo Grant, Cameron County, Texas and being Lot 1, Block 4, Wal-Mart Addition No. 456 of record in Cabinet 1, Page 263-A of the Map Records of Cameron County, Texas which is out of and a part of Block 4 of Amigoland Unit "B" of Section II of record in Volume 26, Page 44 of the Map Records of Cameron County, Texas, said 7.9264 acres being that same tract from the State of California Public Employees' Retirement System to Brownsville Associates Limited Partnership by General Warranty Deed dated October 1, 1985, of record in Volume 1431, Page 176 in the Deed Records of Cameron County, Texas, and being more particularly described by metes and bounds as follows (bearings based on the plat of Wal-Mart Addition No. 456):

BEGINING at a 1 inch disk in concrete found at the intersection of the southeast right-of-way line of East 6th Street (200 feet wide) as shown on the plat of AmigoLand Unit "A", Section II of record in Volume 25, Page 24 of the Map Records of Cameron County, Texas, with the southwest right-of-way line of Calle Amistosa (60 feet wide) as shown on aforesaid plat of Amigoland Unit "B",
Section II;

THENCE, South 43 degrees 51 minutes 41 seconds East, along the southwest right-of-way line of aforesaid Calle Amistosa, a distance of 369.46 feet to a 5/8 inch iron rod found marking the beginning of a curve to the right;

THENCE, along the arc of aforesaid curve to the right and the southwest right-of-way line of Calle Amistosa, thru a central angle of 43 degrees 35 minutes 08 seconds, having a radius of 340.00 feet, an arc length of 258.64 feet and a long chord bearing South 22 degrees 04 minutes 07 seconds East, a distance of 252.45 feet to the end of said curve and the most north and east corner of Lot 2 as shown on the aforesaid plat of Wal-Mart Addition No. 456, from which a 1/2 inch iron rod found bears South 48 degrees 02 minutes East, a distance of
0.26 foot, and also a 1/2 inch iron rod found marking the end of the overall curve for said Calle Amistosa, bears along the arc of said curve to the right, thru a central angle of 25 degrees 18 minutes 23 seconds, an arc length of
150.17 feet and a long chord bearing South 12 degrees 22 minutes 38 seconds West, a distance of 148.95 feet.

THENCE, South 89 degrees 43 minutes 27 seconds West, along the common line of Lots 1 and 2 of aforesaid Wal- Addition No. 456 a distance of 95.55 feet to an interior corner of said Lot 1, from which a 5/8 inch iron rod found bears South 43 degrees 51 minutes 41 seconds East, a distance of 0.19 foot;

THENCE, North 43 degrees 51 minutes 41 seconds West. along the common line of aforesaid Lots 1 and 2 a distance of 35.00 feet to an interior corner of said Lot 1;

THENCE, South 46 degrees 08 minutes 19 seconds West, along the common line of aforesaid Lots 1 and 2, at a distance of 0.31 foot pass a 518 inch iron rod found disturbed and continue for an overall distance of 515.00 feet to a 1/2 inch iron rod found in the northeast right-of-way line of Mexico Street (200 foot right-of-way) as shown in Volume 93, Page 343 of the Deed Records of Cameron County, Texas, in the arc of a curve to the left, from which a radial line bears, South 53 degrees 05 minutes 58 seconds West;

THENCE, along the arc of aforesaid curve to the left and the northeast right-of-way line of aforesaid Mexico Street, thru a central angle of 06 degrees 58 minutes 36 seconds, a radius of 881.54 feet, an arc length of 107.34 feet and a long chord bearing North 40 degrees 23 minutes 20 seconds West, a distance of
107.28 feet to the end of said curve, from which a PK nail found bears, South 46 degrees 07 minutes 22 seconds West, a distance of 1.80 feet;

THENCE, North 43 degrees 52 minutes 38 seconds West, along the northeast right-of-way line of aforesaid Mexico Street a distance of 395.92 feet to a 1 inch disk in concrete found at the intersection with the southeast right-of-way line of aforesaid East 6th Street, from which a 1/2 inch iron rod found at the south most corner of aforesaid Amigoland Unit "A", Section II bears, South 46 degrees 08 minutes 19 seconds West, a distance of 200.00 feet;

      THENCE, North 46 degrees 08 minutes 19 seconds East, along the southeast right-of-way line of aforesaid East 6th Street a distance of 671.54 feet to the POINT OF BEGINNING and containing 7.9264 acres of land, more or less.

Note for information: Account # 07-6462-0000-0010-00.

                                    EXHIBIT B

Subject: Wal-Mart Store #456

Gentlemen:

Wal-Mart Stores, Inc. is a tenant of Brownsville Associates Limited Partnership by virtue of a lease dated August 26, 1983 with respect to certain real property located in Brownsville, Texas (the "Property").

We understand this letter and the information contained herein is a necessity to your determination of whether or not you will acquire the Property.

Except as noted herein below, Wal-Mart certifies and affirms to the best of knowledge that:

      a. The Lease has not been modified and is in full force and effect as written.

      b. The Leased Premises at ______________ have been accepted for possession by Wal-Mart on or about ______________.

      c. Wal-Mart has no charge, lien, claim or off-set under the Lease, or otherwise, against the rents required thereunder.

      d. No rentals required under the Lease have been paid for more than 30 days in advance of their due date.

The following requirements, representations, conditions and obligations of Brownsville Associates Limited Partnership and, pursuant to the terms of the Lease, have been satisfied and complied with to the satisfaction of Wal-Mart:

      1. Any lien or claim against the property which is of record: a. To the best of our knowledge, none at this time.

      2. Maintenance required to repair the following items: a. To the best of our knowledge, none at this time.

Page 2
Estoppel Certificate
Wal-Mart Store #456

The information provided and the representations made herein are intended only for the use of . Other parties having information and knowledge to the contrary should not rely on representations made herein as a waiver of any rights, warranties, or credits of Wal-Mart-Stores, Inc.

Wal-Mart Stores, Inc. requires written notification of any change of address necessitated by the above contemplated change of ownership. The representations made herein are hereby made specifically contingent upon receipt by Wal-Mart of copy of the document evidencing change of ownership, the assignment of lease, along with a cover letter from the Lessor or previous Lessor acknowledging the changes. Wal-Mart will not be responsible for untimely payment of rent that results from the failure of the parties to follow the procedures.


                                                -------------------
                                                Property Management
                                                Wal-Mart Stores, Inc.

                                    EXHIBIT C

                   BROWNSVILLE ASSOCIATES LIMITED PARTNERSHIP

Wal-Mart Stores, Inc.
ATTN: Charlene Lyon, Property Manager
702 S. W. Eighth St.
P. 0. Box 116
Bentonville, AR 72712

      Re:   Wal-Mart Store #456
            Brownsville, TX

Dear Charlene:

      Brownsville Associates Limited Partnership, Landlord of the above referenced Store, has received a bona fide third party offer to purchase the Store pursuant to the terms of the Agreement of Sale annexed hereto.

      Pursuant to Paragraph 20 of the above mentioned Lease, Wal-Mart has the right to purchase the Store at the terms described in said offer. Please sign the enclosed copy of this letter indicating your intentions to waive or exercise this option within thirty (30) days of receipt of this letter.

                                          Very truly yours,

                                          BROWNSVILLE ASSOCIATES
                                          LIMITED PARTNERSHIP
                                          By: DVL, Inc., general partner

                                          By:
                                             ---------------------------
                                          Name:
                                          Title:

Wal-Mart Stores, Inc. hereby chooses to
waive its Preferential Right to Purchase

----------------------------------------
Name:
Title:

Wal-Mart Stores, Inc. hereby chooses to
exercise its Preferential Right to Purchase

----------------------------------------
Name:
Title:

                                    EXHIBIT D

                    LEASE ASSIGNMENT AND ASSUMPTION AGREEMENT

      THIS LEASE ASSIGNMENT AND ASSUMPTION AGREEMENT made this day of , 1997 by and between BROWNSVILLE ASSOCIATES LIMITED PARTNERSHIP, a New Jersey limited partnership, having an address at 24 River Road, Bogota, New Jersey 07603 (the "Assignor"), and ____________________ , ____________________ a
____________________ , having an address at ______________________________ (the
"Assignee).

                               W I T N E S S E T H

      Contemporaneously with the execution and delivery hereof, Assignor has sold to Assignee certain land and the buildings and improvements thereon, located in Cameron County, Texas, and more particularly described in Exhibit "A" attached hereto and made a part hereof (the "Property"). In connection with the sale of the Property, Assignor has agreed to assign all leases affecting the Property to Assignee.

      NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the sufficiency and receipt of which, prior to the execution hereof, is hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

      1. Assignor hereby conveys, assigns, transfers and sets over to Assignee all of its right, title and interest in, under and to the following documents and agreements which are hereinafter collectively called the "Lease":

            a. Lease dated January 19, 1983 between State of California Public Retirement Systems ("Cal/Pers") as Lessor and Wal-Mart Stores, Inc. ("Wal-Mart") as Lessee;

            b. Memorandum of Lease dated January 19, 1983 between Cal/Pers and Wal-Mart, filed for record January 19, 1983 in Volume 120, page 227 in the Miscellaneous Deed Records of Cameron County, Texas.

            c. Lease Assignment and Assumption Agreement dated September 23, 1985 from Cal/Pers to Seller filed for record September 30, 1985 in Volume 136, page 738 in the aforesaid records.

            d. Amendment to Lease dated January 19, 1983 by, and between Cal/Pers and Wal-Mart.

            e. Second Amendment to Lease dated January 19, 1983 by and between Cal/Pers and Wal-Mart.

      2. Assignee hereby accepts the conveyance, transfer and assignment of the Lease and assumes, from and after the date hereof, the obligations of Assignor under the Lease.

      3. All of the documents constituting the Lease have been delivered to Assignee simultaneously with the execution hereof. Assignor represents and warrants that the Lease has not been modified, altered or amended and that other than the Lease, there are no contracts or agreements with tenants or occupants affecting the Property.

      IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the day and year first written above.

                                    ASSIGNOR:

                                    BROWNSVILLE ASSOCIATES
                                    LIMITED PARTNERSHIP
                                    By:   DVL, INC.,
                                          General Partner

Attest:

                                    By:
---------------------------         ---------------------------------------
Joyce K. Helman                           Name:
Asst.  Secretary                          Title:

                                    ASSIGNEE:

Attest:

                                    By:
---------------------------         ---------------------------------------
Name:                                     Name:
Title:                                    Title:

STATE OF NEW JERSEY     )
                        )     ss.:
COUNTY OF BERGEN        )

      Before me, a Notary Public, in and for said State and County, personally appeared , ________________ known to me to be the person, who as _______________ of DVL, Inc., general partner of Brownsville Associates Limited Partnership, the corporation which executed the foregoing instrument, signed the same, and acknowledged to me that he signed said instrument in the name and upon behalf of said corporation, as his free act and deed; that he was duly authorized by the board of directors of said corporation.

      In witness whereof, I have subscribed my name this _____ day of ____ , 1997.


                                          -------------------------------
                                          Notary Public
(Seal)                                    My commission expires: _______


STATE OF                )
                        )     ss.:
COUNTY OF               )

      Before me, a Notary Public, in and for said State and County, personally appeared ________________ , known to me to be the person, who as ________________ of ________________ , executed the foregoing instrument, signed the same, and acknowledged to me that he signed said instrument in the name and upon behalf of said corporation, as his free act and deed on behalf of said corporation.

      In witness whereof, I have subscribed my name this _____ day of ____ , 1997.


                                          -------------------------------
                                          Notary Public
(Seal)                                    My commission expires: _______

                                    EXHIBIT A

                                    D-751340

Being a tract or parcel of land containing 7.9264 acres (called 7.927 acres) more or less, located in the Trevino Canales Banco, Number 5 in Share 22, Espiritu Santo Grant, Cameron County, Texas and being Lot 1, Block 4, Wal-Mart Addition No. 456 of record in Cabinet 1, Page 263-A of the Map Records of Cameron County, Texas which is out of and a part of Block 4 of Amigoland Unit "B" of Section II of record in Volume 26, Page 44 of the Map Records of Cameron County, Texas, said 7.9264 acres being that same tract from the State of California Public Employees' Retirement System to Brownsville Associates Limited Partnership by General Warranty Deed dated October 1, 1985, of record in Volume 1431, Page 176 in the Deed Records of Cameron County, Texas, and being more particularly described by metes and bounds as follows (bearings based on the plat of Wal-Mart Addition No. 456):

BEGINING at a 1 inch disk in concrete found at the intersection of the southeast right-of-way line of East 6th Street (200 feet wide) as shown on the plat of AmigoLand Unit "A", Section II of record in Volume 25, Page 24 of the Map Records of Cameron County, Texas, with the southwest right-of-way line of Calle Amistosa (60 feet wide) as shown on aforesaid plat of Amigoland Unit "B",
Section II;

THENCE, South 43 degrees 51 minutes 41 seconds East, along the southwest right-of-way line of aforesaid Calle Amistosa, a distance of 369.46 feet to a 5/8 inch iron rod found marking the beginning of a curve to the right;

THENCE, along the arc of aforesaid curve to the right and the southwest right-of-way line of Calle Amistosa, thru a central angle of 43 degrees 35 minutes 08 seconds, having a radius of 340.00 feet, an arc length of 258.64 feet and a long chord bearing South 22 degrees 04 minutes 07 seconds East, a distance of 252.45 feet to the end of said curve and the most north and east corner of Lot 2 as shown on the aforesaid plat of Wal-Mart Addition No. 456, from which a 1/2 inch iron rod found bears South 48 degrees 02 minutes East, a distance of
0.26 foot, and also a 1/2 inch iron rod found marking the end of the overall curve for said Calle Amistosa, bears along the arc of said curve to the right, thru a central angle of 25 degrees 18 minutes 23 seconds, an arc length of
150.17 feet and a long chord bearing South 12 degrees 22 minutes 38 seconds West, a distance of 148.95 feet.

THENCE, South 89 degrees 43 minutes 27 seconds West, along the common line of Lots 1 and 2 of aforesaid Wal- Addition No. 456 a distance of 95.55 feet to an interior corner of said Lot 1, from which a 5/8 inch iron rod found bears South 43 degrees 51 minutes 41 seconds East, a distance of 0.19 foot;

THENCE, North 43 degrees 51 minutes 41 seconds West. along the common line of aforesaid Lots 1 and 2 a distance of 35.00 feet to an interior corner of said Lot 1;

THENCE, South 46 degrees 08 minutes 19 seconds West, along the common line of aforesaid Lots 1 and 2, at a distance of 0.31 foot pass a 518 inch iron rod found disturbed and continue for an overall distance of 515.00 feet to a 1/2 inch iron rod found in the northeast right-of-way line of Mexico Street (200 foot right-of-way) as shown in Volume 93, Page 343 of the Deed Records of Cameron County, Texas, in the arc of a curve to the left, from which a radial line bears, South 53 degrees 05 minutes 58 seconds West;

THENCE, along the arc of aforesaid curve to the left and the northeast right-of-way line of aforesaid Mexico Street, thru a central angle of 06 degrees 58 minutes 36 seconds, a radius of 881.54 feet, an arc length of 107.34 feet and a long chord bearing North 40 degrees 23 minutes 20 seconds West, a distance of
107.28 feet to the end of said curve, from which a PK nail found bears, South 46 degrees 07 minutes 22 seconds West, a distance of 1.80 feet;

THENCE, North 43 degrees 52 minutes 38 seconds West, along the northeast right-of-way line of aforesaid Mexico Street a distance of 395.92 feet to a 1 inch disk in concrete found at the intersection with the southeast right-of-way line of aforesaid East 6th Street, from which a 1/2 inch iron rod found at the south most corner of aforesaid Amigoland Unit "A", Section II bears, South 46 degrees 08 minutes 19 seconds West, a distance of 200.00 feet;

      THENCE, North 46 degrees 08 minutes 19 seconds East, along the southeast right-of-way line of aforesaid East 6th Street a distance of 671.54 feet to the POINT OF BEGINNING and containing 7.9264 acres of land, more or less.

Note for information: Account # 07-6462-0000-0010-00.

                                    EXHIBIT E

Record and Return To:
Richard C. Hamlin Esq.
Paul, Hastings, Janofsky & Walker
399 Park Avenue
New York, NY 10022

                      DEED OF TRUST, SECURITY AGREEMENT AND
                               ASSIGNMENT OF RENTS
                            MODIFICATION, CONSENT AND
                       ASSIGNMENT AND ASSUMPTION AGREEMENT

      THIS DEED OF TRUST, SECURITY AGREEMENT AND ASSIGNMENT OF RENTS MODIFICATION, CONSENT AND ASSIGNMENT AND ASSUMPTION AGREEMENT is made as of the day of , 1997 by and among PRINCIPAL MUTUAL LIFE INSURANCE COMPANY ("Lender"), BROWNSVILLE ASSOCIATES LIMITED PARTNERSHIP ("Seller"), and NET 1 L.P. ("Buyer").

                              W I T N E S S E T H:

      WHEREAS, Lender is the owner and holder of a certain Deed of Trust Note dated January 27, 1997 in the original principal amount of $2,413,106.05 made by Seller (the "Note").

      WHEREAS, the Note is secured by a certain Deed of Trust, Security Agreement and Assignment of Rents dated January 27, 1997 (the "Mortgage") recorded in Book ____ Page _____ in the Deed Records of Cameron County, Texas which Mortgage encumbers certain real property in Cameron County, Texas more particularly described in Exhibit "A" annexed hereto and incorporated herein by reference (the "Property");

      WHEREAS, the Note is also secured by a certain Assignment of Lease and Rents dated January 27, 1997 (the "Assignment") recorded in Volume _____ page _____ , in the Deed Records of the aforesaid office; and

      WHEREAS, Lender is willing to consent to the conveyance of title to the Property by Seller to Buyer, the assignment by Seller and assumption by Buyer of Seller's obligations under the Note, the Mortgage and the Assignment (collectively the "Loan Documents") and the modification and amendment of the Mortgage and the other Loan Documents subject to and in accordance with the terms and conditions hereinafter set forth.

      NOW, THEREFORE, in consideration of the premises, and the mutual covenants and agreements of the parties hereinafter set forth, the parties agree as follows:

      1. Consent. Lender hereby consents to the conveyance and transfer of title to the Property by Seller to Buyer and the assumption by Buyer of Seller's obligations under the Loan Documents.

      2. Assignment. Seller hereby assigns to Buyer all of Seller's right, title and interest in and to the Note, the Mortgage and the Assignment, and all other documents securing the Note, to have and to hold the same unto Buyer, its successors and assigns, provided however, Seller shall remain liable for any and all obligations under the Loan Documents (other than the principal amount due under the Note) arising or accruing prior to the date hereof and which have not been performed or discharged by Seller as of the date hereof.

      3. Assumption. Buyer hereby accepts the assignment of Seller's interest in the Loan Documents and, from and after the date hereof, hereby assumes and agrees to be bound by the provisions of the Loan Documents, as herein modified and amended, including, but not limited to, the obligation to make all payments due under the Note and to perform and observe all of the covenants and agreements under the Loan Documents in accordance with their terms and conditions as herein modified and amended.

      4. Status of Loan Documents.

      (a) As of _______________ , 1997, the outstanding principal balance due under the Note is $ _________________ .

      (b) As of the date hereof, Seller represents and warrants, and Lender represents and warrants to the best of its knowledge without inquiry, there are no events of default outstanding under any of the Loan Documents and there is no event which with the giving of notice or the passage of time or both would constitute an event of default under any of the Loan Documents.

      5. Modification and Amendment.

      (a) As of the date hereof, all references to the Seller and its affiliates set forth in the Note, the Mortgage and the Assignment are hereby deleted and Buyer and its affiliates are substituted in their place.

      (b) For purposes of Paragraph 33 of the Mortgage, Grantor's address is:

                        Net 1 L.P.
                        355 Lexington Avenue
                        New York, NY 10017
                        Attention: Richard J. Rouse

      6. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original regardless of date of execution or delivery and together shall constitute one and the same document.

      IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date and year first above written.

                                    LENDER:
ATTEST:                             PRINCIPAL MUTUAL LIFE INSURANCE
                                    Company


---------------------------         ---------------------------------------
                                    Name:
                                    Title:


                                    SELLER:
ATTEST:                             BROWNSVILLE ASSOCIATES
                                    LIMITED PARTNERSHIP
                                    By: DVL, INC., General Partner


                                    By:
---------------------------            ------------------------------------
                                       NAME:
                                       TITLE:

                                    BUYER,:
ATTEST:                             NET 1 L.P.
                                    By: ________________ General Partner


                                    By:
---------------------------            ------------------------------------
                                       NAME:
                                       TITLE:

STATE OF                )
                        )     ss.:
COUNTY OF               )

      On the _________ day of ___________ 1996, before me came
________________________ to me known, who being by me duly sworn, did depose and say that (s)he is the _________________ of Principal Mutual Life insurance Company, which executed the foregoing instrument, that he/she signed his/her name thereto as a duly authorized representative of said group.


                                         ----------------------------------
                                         Notary Public
(Seal)
                                         My commission expires:_________

STATE OF NEW JERSEY     )
                        )     ss.:
COUNTY OF BERGEN        )

      On the _______ day of ______________ 1996, before me, a Notary Public, in and for said State and County, personally appeared, _______________________ known to me to be the person, who as ____________________ of DVL, Inc., general partner of Brownsville Associates Limited Partnership, the corporation which executed the foregoing instrument, signed the same, and acknowledged to me that he signed said instrument in the name and upon behalf of said corporation, as his free act and deed; that he was duly authorized by the board of directors of said corporation.


1                                         ----------------------------------
                                         Notary Public
(Seal)
                                         My commission expires:_________

STATE OF                )
                        )     ss.:
COUNTY OF               )

            Before me, a Notary Public, in and for said State and County, personally appeared ___________________ , known to me to be the person, who as __________________ of Net 1 L.P., which executed the foregoing instrument, signed the same, and acknowledged to me that he signed said instrument as his free act and deed.


                                         ----------------------------------
                                         Notary Public


(Seal)
                                         My commission expires:_________